Exhibit 10.3

MRO Software, Inc.
Amended Stock Restriction Agreement
This Stock Restriction Agreement is made between MRO Software, Inc. (the “Company”) and the undersigned Holder as of May 10, 2005 (this “Agreement”), pursuant and subject to the Company’s Amended and Restated 1999 Equity Incentive Plan, as amended (the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meanings given in the Plan.
1.	Definitions.
The Holder may be granted shares of Stock under and subject to the terms of this Agreement on one or more occasions. The specific number of shares, the schedule under which the restrictions of this Agreement shall lapse, and other terms specific to each grant of stock under this Agreement will be set forth on one or more Schedule As, executed by the parties, referencing this Agreement, incorporated herein and made a part hereof. As used herein:
a)	The term “Fair Market Value” on a specific day means the closing sales price for Company Common Stock (or the closing bid, if no sales were reported) as quoted on the Nasdaq National Market or any similar organization or if Company Common Stock is listed on any national securities exchange, as quoted on such national securities exchange, as applicable, as reported in The Wall Street Journal or other source as the Board deems reliable, and if Company Common Stock is not traded on the Nasdaq National Market or any similar organization or on any national securities exchange, the value as determined in good faith by the Compensation Committee of the Company’s Board of Directors, based on the information available to it.

b)	The term “Statutory Percentage” means the minimum percentage rate of withholding for U.S. federal and state income tax purposes, and for FICA, as utilized by the Company generally in calculating its tax and FICA withholding obligations at the time that each such withholding obligation arises.

c)	The term “Stock” means MRO Software, Inc. Common Stock, $ .01 par value.

d)	The term “Shares” means such number of shares of Stock as are indicated on each Schedule A attached hereto.

e)	The term “Restricted Shares” means such number of Shares as to which the restrictions of Section 3 below have not yet lapsed, under and pursuant to the terms of the applicable Schedule A.
2.	Change in Vesting Upon Change in Control.
a)	In the event of a Change in Control of the Company (as defined in the Plan), the restrictions of Section 3 below shall lapse (and the Shares shall vest) as set forth in Section 16(b) of the Plan, as follows:
i)	immediately upon such Change of Control, if the Holder is then an employee of the Company, twenty-five percent (25%) of any unvested Shares shall vest;

ii)	on the date that is nine months after such Change in Control, if the Holder is then an employee of the Company, one third (33 1/3%) of the Shares that are not then yet vested in accordance with the original terms or by virtue of this Section (d) shall vest;

iii)	on the date that is eighteen months after such Change in Control, if the Holder is then an employee of the Company, fifty percent (50%) of the Shares that are not then yet vested in accordance with the original terms or by virtue of this Section (d) shall vest; and

iv)	on the second anniversary of such Change in Control, if the Holder is then an employee of the Company, all (100%) of the Shares shall be vested.
b)	The foregoing clauses (i) through (iv) are intended to provide for vesting that is in addition to, and not in lieu of, the vesting schedule provided in Schedule A or otherwise in effect at the time of a Change in Control, and, except to the extent accelerated by such clauses, the Shares shall continue to vest in accordance with the terms hereof.

c)	In addition, this Agreement shall terminate and all of the Shares shall be vested and no longer be subject to the provisions of Section 3 below, immediately if, within two years following a Change in Control of the Company, the Holder is terminated or resigns from his or her employment by the Company for Good Reason as defined and pursuant to the provisions of Section 16(e) of the Plan.
3.	Stock Restrictions.
a)	The Restricted Shares may not be transferred or assigned, either voluntarily or by operation of law, other than by will or the laws of descent and distribution. If the Holder’s employment terminates for any reason other than as provided in Section 2(c) above (including by reason of the Holder’s death, disability or retirement), such Shares as are then Restricted Shares shall be forfeited as provided under Section 7, and all other (non-Restricted) Shares shall remain the property of the Holder.

b)	The foregoing notwithstanding, (i) until the forfeiture of all remaining Restricted Shares pursuant to Section 7 below, Holder shall be considered a shareholder of the Company, with full voting rights, with respect to all Restricted Shares, and (ii) the Holder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Holder, shall thereafter be entitled to exercise the Holder’s rights under this Stock Restriction Agreement.

c)	The restrictions applicable to the Restricted Shares hereunder are being recorded in the records of the Company and communicated to its transfer agent, and the following legend shall be placed on the reverse side of each stock certificate representing Restricted Shares:
     “The Shares represented by this certificate are subject to the terms of a Stock Restriction Agreement between the stockholder and MRO Software, Inc., a copy of which will be made available for inspection at the Corporation’s premises upon request.”
4.	Term and Termination.
a)	The restrictions on transfer under Section 3 shall not apply and shall be automatically terminated with respect to any Shares which are not Restricted Shares or which at any time cease to be Restricted Shares.

b)	This Agreement shall terminate at such time as all Shares have ceased to be Restricted Shares.
5.	Tax Matters — General.
a)	The Holder will be solely responsible for obtaining such tax treatment of the Shares and of his receipt thereof as he may desire, including without limitation the timely filing of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended.

b)	The Holder shall satisfy any federal, state or local tax (or FICA) withholding obligation relating to the grant, vesting, transfer or sale of the Shares, and hereby authorizes and instructs the Company to withhold such amounts from compensation otherwise payable to the Holder as may be calculated by the Company in good faith based on the statutory tax rate, and the fair market value of the Shares at the time that the restrictions lapse.

c)	The Holder will provide the Company with all information requested in connection with the Holder’s receipt of the Shares, and any subsequent sale(s) or other disposition(s) thereof required in order for the Company to satisfy tax, accounting and securities laws reporting and other regulatory requirements. Information with respect to sale(s) or disposition(s) of Shares by the Holder should be delivered to the Company before the end of the day within which they occurred. Information should be provided to the attention of the Company’s General Counsel or, in his absence, to its Chief Financial Officer.

d)	Any other provision of this Agreement to the contrary notwithstanding, the Holder shall defend, indemnify and hold the Company harmless from and against any and all damages, costs, expenses, fines, penalties, reasonable attorney’s fees and claims of every kind or nature arising from the Holder’s failure to provide any information required hereunder, or to pay any tax amounts when due.

6.	Net Share Issuance. Subject to such administrative procedures as the Company may establish:
a)	The Holder hereby elects to satisfy his or her withholding obligation by the delivery of Shares to the Company, valued at Fair Market Value at the time that the withholding obligation arises.

b)	In particular, the Holder desires and hereby instructs that the Shares shall initially be held in the Holder’s name in book entry form by the Company’s transfer agent, and that at each time that any portion of the Shares vest as set forth in Section 1(e) above and Schedule A, the transfer agent is hereby instructed to transfer the Statutory Percentage of such Shares (the “Tax Payment Shares”) to the Company (or retire such Shares, as the Company may from time to time instruct its transfer agent), with the remaining (1 minus the Statutory Percentage) of such Shares being transferred to the Holder at such Holder’s designated account.

c)	The execution of this Agreement by the Holder hereby constitutes (i) the Holder’s instruction to the Company and to the Company’s transfer agent to sell and transfer the Tax Payment Shares to the Company as described above, and (ii) the Holder’s agreement to sell to the Company, and the Company’s agreement to purchase from the Holder, the Tax Payment Shares, at such times and for such value as provided in 6(a) and 6(b) above. Upon execution of this Agreement, neither the Company nor the Holder shall have any influence over how, when or whether the foregoing transactions shall occur.

d)	The Holder and the Company each acknowledge that, if indicated on Schedule A, this Agreement is intended to constitute a written contract, instruction and plan within the meaning of the affirmative defense contemplated under Rule 10b5-1(c) as promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission.

e)	The Company has reviewed this Agreement and determined that the execution of this Agreement and the transfer of the Tax Payment Shares to the Company as provided herein would not violate the Company’s Policy on Insider Trading (the “Policy”).

f)	The Holder shall have the right to terminate this Section 6 as to all or some particular Schedule As, in whole or in part, upon written notice to the Company. The Company shall have the right, in its sole discretion, to unilaterally terminate this Section 6 at the same time as it terminates similar agreements of even date herewith entered into with other holders of restricted stock.
7.	Termination of Service. In the event that the Holder ceases to serve as an employee of the Company other than as contemplated under Section 2(c) above (including by reason of death, disability or retirement), all Shares that are then Restricted Shares shall be returned to the Company and shall revert to the Plan. In the event that the Holder does not return the Restricted Shares to the Company within two business days after written request from the Company, such Restricted Shares shall be deemed forfeited, and the Company shall be entitled to place a stop transfer order with its transfer agent and to take such other actions as the Company deems appropriate in order to secure the forfeiture and return of such shares. All other (non-Restricted) Shares shall remain the property of the Holder.

8.	Miscellaneous.
a)	The Holder acknowledges having received, and represents that s/he has read and understands the Policy. The Holder agrees that, upon any failure by the Holder to comply fully with the Policy, the Company may immediately: terminate this Agreement, suspend the Holder’s rights hereunder, and/or refuse to permit the Holder to sell or transfer any of the Shares.

b)	Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Holder at the address set forth on the most recent Schedule A, or in either case at such other address as one party may subsequently furnish to the other party in writing.

c)	This Agreement does not confer upon the Holder any rights with respect to continuance of his or her employment by the Company or any of its Affiliates, or restrict or limit the right of the Company or any Affiliate to terminate such employment, with or without cause.

d)	The Company may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Holder, to the fullest extent permitted by law).

e)	Pursuant and subject to Section 17 of the Plan, the Board may at any time amend the Plan. This Agreement is administered on behalf of the Company by (and upon the instruction of) the Committee. Without limiting the provisions of the Plan or the powers of the Committee, the Committee may:
i.	construe and interpret the Plan and this Agreement, and establish, amend and revoke rules and regulations for their administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in this Agreement, in a manner and to the extent it shall deem necessary or expedient to make this Agreement fully effective;

ii.	amend this Agreement; provided that no such amendment may be adopted which adversely affects the Holder’s rights under this Agreement without the Holder’s consent;

iii.	accelerate the time at which the restrictions of Section 3 will lapse, notwithstanding any provisions of this Agreement.

f)	The Holder and any person to whom the Restricted Shares are permissably transferred shall be deemed to be the beneficial holder of, and shall have all voting and other rights of a holder with respect to, such shares.

g)	In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. The provisions of the Plan and this Agreement shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of law principles thereof.

h)	This Agreement may be amended or terminated upon mutual agreement of the parties.
IN WITNESS WHEREOF, MRO Software, Inc. and the undersigned Holder have each executed this Agreement as of the date first written above.

MRO Software, Inc.		Holder

By:		By:

Craig Newfield, General Counsel
		Name:	Name Typed Here

Date:	May 10, 2005	Date:

This Agreement and the terms and conditions hereof are hereby accepted and agreed to by the above-signed Holder. I understand that this Agreement is subject to the terms and conditions of the Plan, and acknowledge that I have received a copy of the Prospectus which describes the Plan together with this Agreement, and that copies of the Prospectus and the Plan are available from Human Resources or via Lotus Notes at any time. I further acknowledge and represent that I have read, that I understand, and that I will comply with, the Company’s Policy on Insider Trading. I agree that the Company may suspend my benefits under this Agreement, or refuse to permit me to sell any Shares, if I fail to comply with that Policy.

SCHEDULE A
MRO SOFTWARE, INC.
Restricted Stock Grant
This Schedule A evidences an award of Shares that has been granted by the Company under and subject to the Stock Restriction Agreement made between the undersigned Holder and the Company dated May 10, 2005 (the “Agreement”). This Schedule A is executed under and pursuant to the Agreement. Except as and solely to the extent specifically stated in this Schedule A, in the event of any conflict between the terms of this Schedule A and the Agreement, the terms of the Agreement shall control.

Date of Grant:	May 10, 2005

Name of Holder:	[name]

Total “Shares”:

Consideration paid by the Holder for the Shares:	$0.00

Fair Market Value on Grant Date:	$13.53

Vesting Rate:	The restrictions on transfer in Section 2 of the Agreement shall lapse as follows:
25% vest on May 10, 2006
25% vest on March 14, 2007
25% vest on March 14, 2008
25% vest on March 14, 2009
The Company may change the schedule of its Company-wide quiet periods and trading windows, but any such change(s) shall have no effect on the vesting schedule.
The Holder agrees that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Holder shall agree in writing that for a period of time not to exceed one hundred eighty (180) days from the effective date of the registration statement relating to such underwritten offering the Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Shares without the prior written consent of the Company or such underwriters, as the case may be.
The Holder confirms that his or her withholding obligations ___shall / ___shall notbe satisfied by the delivery of Shares to the Company as provided in Section 6. check one
The Holder understands that the award of Shares evidenced by this Schedule A subject to the terms and conditions of the Agreement and the Plan, and acknowledges that s/he has received a copy of the Prospectus which describes the Plan together with this Schedule A, and that a copies of the Prospectus and the Plan are available from Human Resources or via Lotus Notes at any time. The Holder further acknowledges and represent that the Holder has read, understands, and will comply with, the Company’s Policy on Insider Trading. The Holder agrees that the Company may suspend the Holder’s benefits under this Agreement, or refuse to permit the Holder to sell or transfer any of the Shares, if the Holder fails to comply with that Policy.

MRO Software, Inc.		Holder

By:		By:

	Craig Newfield, General Counsel		[name]